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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in Networks Associates Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


San Jose, California

February 5, 2002